UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

FedEx Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	1-15829 (Commission File Number)	62-1721435 (IRS Employer Identification No.)

942 South Shady Grove Road Memphis, Tennessee (Address of principal executive offices)	38120 (Zip Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	FDX	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
0.450% Notes due 2029	FDX 29B	New York Stock Exchange
1.300% Notes due 2031	FDX 31B	New York Stock Exchange
3.500% Notes due 2032	FDX 32	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange
0.950% Notes due 2033	FDX 33A	New York Stock Exchange
4.125% Notes due 2037	FDX 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 25, 2026, FedEx Corporation (the “Company”) announced that it is commencing cash tender offers (each, an “Offer” and collectively, the “Offers”) to purchase up to $4.15 billion aggregate purchase price, not including accrued and unpaid interest, of its outstanding 4.500% Notes due 2065, 3.250% Notes due 2041, 4.050% Notes due 2048, 3.875% Notes due 2042, 4.100% Notes due 2045, 4.100% Notes due 2043, 4.400% Notes due 2047, 4.550% Notes due 2046, 4.750% Notes due 2045, 2.400% Notes due 2031, 4.950% Notes due 2048, 3.900% Notes due 2035, 5.100% Notes due 2044, 3.100% Notes due 2029, 5.250% Notes due 2050, 3.400% Notes due 2028, 4.250% Notes due 2030, 4.200% Notes due 2028 and 4.900% Notes due 2034 (collectively, the “Notes”). The Offers are being made pursuant to an Offer to Purchase, dated June 25, 2026 (the “Offer to Purchase”), which sets forth a description of the terms of the Offers.

Each Offer is scheduled to expire at 5:00 p.m., New York City time, on July 24, 2026, unless extended or earlier terminated by the Company. To receive the total consideration, which includes an early tender premium of $30 per $1,000 principal amount of Notes, holders must validly tender and not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on July 9, 2026, unless such deadline is extended with respect to the applicable Offer (such date and time, as the same may be extended with respect to each Offer, the “Early Tender Time”). The early tender premium is included in the total consideration for each series of Notes, and does not constitute an additional or increased payment. Notes validly tendered may not be validly withdrawn after 5:00 p.m., New York City time, on July 9, 2026, unless such deadline is extended with respect to the applicable Offer. The Company expects to settle payments for Notes validly tendered (and not validly withdrawn) and accepted for purchase at or prior to the Early Tender Time on July 14, 2026.

As previously announced, the Company finalized the spin-off of FedEx Freight Holding Company, Inc. (“FedEx Freight”) on June 1, 2026 (the “Spin-Off”), establishing FedEx Freight as an independent, publicly traded company. In connection with the Spin-Off, FedEx Freight paid a cash dividend of approximately $4.1 billion to the Company, the proceeds of which will be used, together with cash on hand, to fund the consideration for the Offers.

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are serving as Lead Dealer Managers for the Offers and Morgan Stanley & Co. LLC and Scotia Capital (USA) Inc. are serving as Co-Dealer Managers for the Offers.

A copy of the press release announcing the launch of the Offers is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

The information in this Form 8-K filed pursuant to Item 8.01 is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of FedEx Corporation dated June 25, 2026.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDEX CORPORATION

Date: June 25, 2026	By:	/s/ Trampas T. Gunter
Trampas T. Gunter
Corporate Vice President, Corporate Development and Treasurer

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